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                                                Filed Pursuant to Rule 424(b)(3)
                                                          SEC File No. 333-88603
                                                               NationsRent, Inc.


                    SUPPLEMENT NO. 2 DATED NOVEMBER 14, 2001
                      TO PROSPECTUS DATED OCTOBER 20, 1999

         As a result of certain pledge arrangements relating to Kirk Holdings Limited Partnership, involving Common Stock of NationsRent, Inc. (the "Company"), the table of selling stockholders in the Prospectus dated October 20, 1999, is hereby supplemented to include the following:

                                   NUMBER OF                  SHARES TO BE
                                   SHARES BENEFICIALLY        OFFERED FOR THE
                                   OWNED PRIOR TO             ACCOUNT OF SELLING
   SELLING STOCKHOLDERS            THE OFFERING               STOCKHOLDERS
   --------------------            ------------               ------------

Bear, Stearns Securities Corp.       4,579,172(1)               4,579,172

----------------------
(1) These shares are beneficially owned by Kirk Holdings Limited Partnership but have been reissued in the name of Bear, Stearns Securities Corp. pursuant to a pledge arrangement between James L. Kirk and Bear, Stearns & Co. Inc. Kirk Holdings Limited Partnership is a Nevada limited partnership controlled by Mr. James L. Kirk, who currently serves as the Company's Chairman and Chief Executive Officer.